Exhibit (10)(f)

ASSOCIATED BANC-CORP

DEFERRED COMPENSATION PLAN

Restated Effective January 1, 2001

ASSOCIATED BANC-CORP
DEFERRED COMPENSATION PLAN

TABLE OF CONTENTS

Page
ARTICLE 1

ESTABLISHMENT OF PLAN AND PURPOSE

1.01	Establishment of Plan	1-1
1.02	Purpose of Plan	1-1

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

2.01	Definitions	2-1
2.02	Construction	2-2

ARTICLE 3

ELIGIBILITY

3.01	Conditions of Eligibility	3-1
3.02	Commencement of Participation	3-1
3.03	Termination of Participation	3-1

ARTICLE 4

DEFERRAL OF COMPENSATION

4.01	Amount and Manner of Deferral	4-1
4.02	Cessation of Deferral	4-1

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Page
ARTICLE 5

MEMORANDUM ACCOUNT

5.01	Nature of Account	5-1
5.02	Credit to Memorandum Account	5-1
5.03	Changes in Memorandum Account	5-1
5.04	Valuation of Memorandum Account	5-2
5.05	Additional Credit	5-2

ARTICLE 6

DISTRIBUTIONS

6.01	For Reasons Other Than Death	6-1
6.02	Upon Death	6-1
6.03	Emergencies	6-3
6.04	Form of Payment	6-3

ARTICLE 7

ADMINISTRATION OF THE PLAN

7.01	Appointment of Separate Administrator	7-1
7.02	Powers and Duties	7-1
7.03	Records and Notices	7-2
7.04	Compensation and Expenses	7-2
7.05	Limitation of Authority	7-2

ARTICLE 8

GENERAL PROVISIONS

8.01	Assignment	8-1
8.02	Employment Not Guaranteed by Plan	8-1
8.03	Termination and Amendment	8-1
8.04	Contingency	8-1
8.05	Notice	8-1
8.06	Limitation on Liability	8-2
8.07	Indemnification	8-2
8.08	Headings	8-2
8.09	Severability	8-2

Page
ARTICLE 9

MERGER OF FIRST FINANCIAL CORPORATION

DEFERRED COMPENSATION PLAN

9.01	Introduction	9-1
9.02	Merger	9-1
9.03	Investment	9-1
9.04	Beneficiary Designations	9-1
9.05	Distributions	9-1

INTRODUCTION

     Effective December 16, 1993, Associated Banc-Corp (the “Company”) adopted a nonqualified deferred compensation plan (the “Plan”) to benefit certain of its employees by facilitating the accumulation of funds for their retirement. The Company restated the Plan in its entirety effective January 1, 1996. The Company again restated the Plan in its entirety effective January 1, 2001 to merge another nonqualified plan - the First Financial Corporation Deferred Compensation Plan - into the Plan.

     This introduction and the following Articles, as amended from time to time, comprise the Plan.

ASSOCIATED BANC-CORP
DEFERRED COMPENSATION PLAN

ARTICLE 1

Establishment of Plan and Purpose

     1.01 Establishment of Plan. Associated Banc-Corp has established the “Associated Banc-Corp Deferred Compensation Plan,” effective as of December 16, 1993 (the “Plan”). The Plan was restated in its entirety effective as of January 1, 1996. The Company again restated the Plan in its entirety effective January 1, 2001 to merge another nonqualified plan - the First Financial Corporation Deferred Compensation Plan - into the Plan.

     1.02 Purpose of Plan. The Plan shall permit a select group of management and highly compensated employees to enhance the security of themselves and their beneficiaries following the termination of their employment with the Company (as defined herein) by deferring until that time a portion of the compensation which may otherwise be payable to them at an earlier date. By allowing key management employees to participate in the Plan, the Company expects the Plan to benefit it in attracting and retaining the most capable individuals to fill its executive positions.

     The parties intend that the arrangements described herein be unfunded for tax purposes and for purposes of Title I in the Employee Retirement Income Security Act, as amended from time to time.

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ARTICLE 2

Definitions and Construction

     As used herein, the following words shall have the following meanings:

     2.01 Definitions.

          (a) Administrator. The person or persons selected pursuant to Article 7 below to control and manage the operation and administration of the Plan.

          (b) Beneficiaries. The spouse or descendants of Participant or any other person receiving benefits hereunder in relation to Participant.

          (c) Company. Associated Banc-Corp, a Wisconsin banking corporation and any subsidiary, successor or affiliate which has adopted this Plan and any successor thereto. The board of directors of Associated Banc-Corp has authorized the Administrative Committee of the board to act on behalf of the Company for purposes of the Plan.

          (d) Effective Date. The effective date of this Plan shall be December 16, 1993.

          (e) Employee. An employee of the Company.

          (f) Employment. Employment with the Company.

          (g) Incentive Compensation. Amounts payable to a Participant in addition to annual compensation. Such amounts shall be determined by the Company, in its sole discretion, as soon as possible but not later than ninety (90) days following the close of a calendar year.

          (h) Memorandum Account. The account maintained for each Participant pursuant to Article 5 below.

          (i) Participants. Such management and highly compensated Employees whom the Company identifies as eligible to defer compensation hereunder and who elect to participate herein. Also, any individual who was a participant in the First Financial Corporation Deferred Compensation

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Plan and who had a frozen account balance under the First Financial Corporation Deferred Compensation Plan (“First Financial Frozen Account”) as of December 31, 2000 shall automatically qualify as a Participant in the Plan as of January 1, 2001, for purposes of the maintenance, investment and distribution of the First Financial Frozen Account as described in Article 9.

          (j) Plan. The Associated Banc-Corp Deferred Compensation Plan, as stated herein and as amended from time to time.

          (k) Plan Year. The period beginning on February 1, 1994 and ending on December 31, 1994, and each 12-month period ending on each subsequent December 31.

          (l) Retirement. As to each Participant, the earlier of:

               (i) his attaining age 70-1/2 or

               (ii) the termination of his Employment.

          (m) Trust. The Associated Banc-Corp Deferred Compensation Trust.

          (n) Trustee. The Trustee of the Associated Banc-Corp Deferred Compensation Trust.

          (o) Unforeseeable Emergency. An Unforeseeable Emergency is a severe financial hardship to a Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

     2.02 Construction. The laws of the State of Wisconsin, as amended from time to time, shall govern the construction and application of this Agreement. Words used in the masculine gender shall include the feminine and words used in the singular shall include the plural, as appropriate. The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall refer to the entire Agreement, not to a particular section. All references to statutory sections shall include the section so identified as amended from time to time or any other statute of similar import. If any provisions of the Internal Revenue Code, Employee Retirement Income Security Act or other statutes or regulations render any provisions of this Plan unenforceable, such provision shall be of no force and effect only to the minimum extent required by such law.

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ARTICLE 3

Eligibility

     3.01 Conditions of Eligibility. The Administrator shall prepare and maintain written guidelines for eligibility and selection for participation in the Plan, and shall maintain records of those individuals identified as eligible to participate.

     3.02 Commencement of Participation. By electing a deferral of compensation on the form approved by the Administrator:

          (a) an individual employed by the Company prior to January 1, 1999 and identified as eligible to participate may commence participation as of the first day of any Plan Year beginning on or after his identification as eligible for participation; or

          (b) an individual employed by the Company on or after January 1, 1999 and identified as eligible to participate may commence participation as of the latest of the following: (i) the first day of the month following 60 days of employment; or (ii) the first day of the month following his identification as eligible for participation; or (iii) August 1, 1999.

          A Participant may change a deferral election by submitting a new election form before the beginning of a new Plan Year. Once a Participant makes an identical deferral election for two consecutive Plan Years, that election will automatically renew each Plan Year until the Participant changes the election by submitting a new election form.

     3.03 Termination of Participation. An individual’s right to defer compensation hereto shall cease as of the earlier of the termination of his Employment or action by the Administrator removing him from the Employees eligible to participate herein.

          If an individual’s right to defer compensation terminates during a Plan Year, his deferral for such year shall, consistent with his deferral election for such year, include only salary or Incentive Compensation otherwise earned by him before the cessation of his eligibility to defer.

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ARTICLE 4

Deferral of Compensation

     4.01 Amount and Manner of Deferral. Prior to the commencement of any Plan Year beginning on or after the Effective Date, a Participant may submit to the Company a written election on the form approved by the Administrator indicating the amount of his salary or Incentive Compensation for such Plan Year which he elects deferred hereunder, which election shall become irrevocable immediately upon commencement of such Plan Year. The Company shall, consistent with such election, defer all or such portion of his salary and/or Incentive Compensation earned in such Plan Year provided; however, that the Company shall not allow a Participant to defer his salary and/or Incentive Compensation unless such deferral is at least equal to the amount determined by the Administrator in its current guidelines for participation in the Plan.

          If a Participant elects to defer a portion of his salary, the Company shall reduce the Participant’s regular salary by the amount deferred on a pro rata basis during the Plan Year of deferral. If a Participant elects to defer all or a portion of the Incentive Compensation that may become payable to him, the Company shall reduce each Incentive Compensation payment by the percentage elected by the participant.

     4.02 Cessation of Deferral. In the event of an Unforeseeable Emergency, a Participant may request in writing that deferrals elected by him hereunder cease for the then current Plan Year. Such Unforeseeable Emergency must inflict hardship upon the Participant and must arise from causes beyond the Participant’s control. The Administrator shall, in its reasonable judgment, determine whether such an Unforeseeable Emergency exists. Circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, consistent with the provisions of Treasury Regulation section 1.457-2(h)(4) and (5). If the Administrator determines that such an Unforeseeable Emergency exists, the deferrals for such Plan Year shall cease as to the Participant. If the Administrator determines that no such emergency exists, the deferrals shall continue as originally elected.

          If a Participant, consistent with the immediately preceding paragraph, ceases deferral in a Plan Year, he may not resume deferrals hereunder (if otherwise eligible therefor) until the second Plan Year following the Plan Year in which such cessation occurred.

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ARTICLE 5

Memorandum Account

     5.01 Nature of Account. Only for the purpose of measuring payments due Participants hereunder, the Company shall maintain on behalf of each Participant a Memorandum Account to which the Company shall credit the amounts described in this Article 5.

          The Memorandum Account hereunder and assets, if any and of any nature, acquired by the Company to measure a Participant’s benefits hereunder shall not constitute or be treated for any reason as a trust for, property of or a security interest for the benefit of, Participant, his Beneficiaries or any other person. Participant and the Company acknowledge that the Plan constitutes a promise by the Company to pay benefits to the Participants or their beneficiaries, that Participants’ rights hereunder (by electing to defer compensation hereunder) are limited to those of general unsecured creditors of the Company and that the establishment of the Plan, acquisition of assets to measure Participant’s benefits hereunder or deferral of all or any portion of Participant’s salary or Incentive Compensation hereunder does not prevent any property of the Company from being subject to the rights of all the Company’s creditors.

     5.02 Credit to Memorandum Account. As of the last day of each Plan Year, the Company shall credit to the Memorandum Account of each Participant the amount, if any, of his salary and/or Incentive Compensation deferred for such Plan Year (even if calculated and otherwise payable following the close of such Plan Year). If the Company elects, it may credit to a Participant’s Memorandum Account during a Plan Year amounts representing salary and Incentive Compensation otherwise payable before the end of the Plan Year. In such instances, the Company shall credit such amounts to Participants’ Memorandum Accounts as the amounts would otherwise become payable and shall do so on a uniform and nondiscriminatory basis for all Participants.

     5.03 Changes in Memorandum Account. Effective on and after January 1, 2001, each Participant may specify his investment preferences for his Memorandum Account by completing and submitting an Investment Preference Form provided by the Administrator. Final approval of the Participant’s investment selection is within the discretion of the Administrator, and the Trustee. The Participant’s Memorandum Account shall be adjusted to reflect the income and losses and increase or decrease in value experienced by assets as if the amounts were invested according to the Participant’s preferences, subject to final approval by the Administrator and Trustee. A Participant’s Memorandum Account

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shall also reflect expenses generated by, and related to, the investment choices made in accordance with the Investment Preference Form.

          No individual may commence participation herein as to the deferral of any amount without first submitting an election pursuant to this subsection 5.03. A Participant or, following his death, his Beneficiaries may continue submitting elections hereunder until the distribution of all amounts from his Memorandum Account. All elections must be in writing and must be signed by the Administrator.

     5.04 Valuation of Memorandum Account. Within 90 days after the last day of each Plan Year, the Company shall provide each Participant or his Beneficiaries a statement indicating the balance of his Memorandum Account as of the last day of such Plan Year, reflecting the amount of deferrals, if any, occurring for such year, together with all other changes in value during the Plan Year. Participants who disagree with the information provided in such statements must submit objections, in writing, to the Administrator within 90 days of receipt of such statements.

     5.05 Additional Credit. The Company may, in its sole discretion, credit to a Participant’s Memorandum Account amounts in addition to a Participant’s deferral of salary and/or Incentive Compensation. The name of the Participant and the amount of any such additional credit shall be recorded in the records kept by the Administrator.

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ARTICLE 6

Distributions

          6.01 For Reasons Other Than Death.

     The Company shall pay an amount equaling the entire balance of a Participant’s Memorandum Account to him in accordance with the Participant’s written Distribution Election on forms provided by the Administrator.

          6.02 Upon Death.

               (a) Upon a Participant’s death, either before or after his Retirement, with a balance remaining in his Memorandum Account, the Company shall pay an amount equaling the entire balance of his Memorandum Account to the beneficiary or beneficiaries he specifies or, if none, to his surviving spouse or, if none, to his estate. Each Participant may designate a beneficiary or beneficiaries to receive the unpaid balance of his Memorandum Account upon his death and may revoke or modify such designation at any time and from time to time by submitting to the Administrator a Beneficiary Designation on forms approved by the Administrator.

               (b) If a Participant’s death occurs prior to the payment of any amounts to him hereunder, other than payments for emergencies, and:

                    (i) payments are to be made to his estate, such payments shall occur in six annual installments beginning with a payment on the first day of the sixth month immediately following the Participant’s death of an amount equal to the estate and inheritance taxes attributed to the value of the entire balance of the Memorandum Account with the remainder thereof paid within the first 120 days in each of the five consecutive Plan Years beginning immediately thereafter. The amount of each such subsequent payment shall equal the quotient obtained upon dividing the balance in the Memorandum Account as of the first day of the Plan Year of payment by the number of installments then remaining to be paid (including the installment then being paid) in equal monthly installments, or

                    (ii) if payments are to be made to a beneficiary other than his estate, such payments shall occur in five annual installments occurring within the first 120 days of the Plan Year immediately following the Participant’s death and within the first 120 days of each of the four Plan Years immediately thereafter. The amount of each such payment shall equal the quotient obtained upon dividing the balance in the Memorandum Account as of the first day

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of the Plan Year of payment by the number of installments then remaining to be paid (including the installment then being paid).

               (c) If a Participant’s death occurs after the payment of any amount to him hereunder, other than payments for emergencies, payments to his Beneficiary shall occur in the same form, and be calculated in the same manner, as paid to the Participant prior to his death by merely substituting the new recipient for the Participant.

               (d) If, upon a Participant’s or Beneficiary’s death, the Plan or Trust receives the proceeds of a policy insuring the life of the deceased, the Company shall, as soon as practicable, pay over such proceeds to the appropriate Beneficiary or Beneficiary’s estate.

               (e) If a Beneficiary survives a Participant but dies prior to receipt of the entire amount in the Memorandum Account due him, the Company shall, as soon as practicable, pay to the estate of the Beneficiary in a lump sum the entire remaining balance therein due the Beneficiary.

               (f) The Administrator shall reduce the balance in the deceased Participant’s Memorandum Account by the amount of any payment pursuant to this section 6.02 immediately upon the occurrence of such payment.

          6.03 Emergencies. In the event of an Unforeseeable Emergency either before or after the commencement of payments hereunder, a Participant or Beneficiary may request in writing that all or any portion of the benefits due him hereunder be paid in one or more installments prior to the normal time for payment of such amount. The Administrator shall, in its reasonable judgment, determine whether the applicant could not address the emergency through reimbursement or compensation by insurance or otherwise, by liquidation of other assets (provided such liquidation, in itself, would not create a financial hardship) or by ceasing deferrals hereunder. Only if the Administrator determines that such an Unforeseeable Emergency exists, the Company shall pay to the Participant or Beneficiary, as the case may be, an amount equal to the lesser of (a) the amount requested or (b) the amount reasonably necessary to alleviate the hardship. The Administrator shall use its reasonable discretion to determine when the prepayments shall be made and shall immediately reduce the balance in the recipient’s Memorandum Account by the amount of such payment.

          6.04 Form of Payment. All payments made pursuant to this Plan shall be made in cash. The Plan does not permit distributions in a form other than cash.

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ARTICLE 7

Administration of the Plan

     7.01 Appointment of Separate Administrator. The board of directors of the Company has appointed the Administrative Committee (the “Committee”) of the board to serve as Administrator. The Company shall accept and rely upon any document executed by the Committee until the board revokes such appointment. No person serving on the Committee shall vote or decide upon any matter relating solely to himself or solely to any of his rights or benefits pursuant to the Plan.

     7.02 Powers and Duties. The Administrator shall administer the Plan in accordance with its terms. The Administrator shall have full and complete authority and control with respect to Plan operations and administration unless the Administrator allocates and delegates such authority or control pursuant to the procedures stated in subsection (b) or (c) below. Any decisions of the Administrator or its delegate shall be final and binding upon all persons dealing with the Plan or claiming any benefit under the Plan. The Administrator shall have all powers which are necessary to manage and control Plan operations and administration including, but not limited to, the following:

          (a) To employ such accountants, counsel or other persons as it deems necessary or desirable in connection with Plan administration. The Company shall bear the costs of such services and other administrative expenses.

          (b) To designate in writing persons other than the Administrator to perform any of its powers and duties hereunder.

          (c) To allocate in writing any of its powers and duties hereunder to those persons who have been designated to perform Plan fiduciary responsibilities.

          (d) The discretionary authority to construe and interpret the Plan, including the power to construe disputed provisions.

          (e) To resolve all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, questions as to the eligibility or the right of any person to a benefit.

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          (f) To adopt such rules, regulations, forms and procedures from time to time as it deems advisable and appropriate in the proper administration of the Plan.

          (g) To prescribe procedures to be followed by any person in applying for distributions pursuant to the Plan and to designate the forms or documents, evidence and such other information as the Administrator may reasonably deem necessary, desirable or convenient to support an application for such distribution.

          (h) To apply consistently and uniformly Committee rules, regulations and determinations to all Participants and beneficiaries in similar circumstances.

     7.03 Records and Notices. The Administrator shall keep a record of all its proceedings and acts and shall maintain all such books of accounts, records and other data as may be necessary for proper plan administration. The Administrator shall notify the Company of any action taken by the Administrator which affects the Trustee’s Plan obligations or rights and, when required, shall notify any other interested parties.

     7.04 Compensation and Expenses. The expenses incurred by the Administrator in the proper administration of the Plan shall be paid from the Company. An Administrator who is an Employee shall not receive any additional fee or compensation for services rendered as an Administrator.

     7.05 Limitation of Authority. The Administrator shall not add to, subtract from or modify any of the terms of the Plan, change or add to any benefits prescribed by the Plan, or waive or fail to apply any Plan requirement for benefit eligibility.

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ARTICLE 8

General Provisions

     8.01 Assignment. No Participant or Beneficiary may sell, assign, transfer, encumber or otherwise dispose of the right to receive payments hereunder. A Participant’s rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant’s beneficiary.

     8.02 Employment Not Guaranteed by Plan. The establishment of this Plan, its amendments and the granting of a benefit pursuant to the Plan shall not give any Participant the right to continued Employment or limit the right of the Company to dismiss or impose penalties upon the Participant or modify the terms of Employment of any Participant.

     8.03 Termination and Amendment. The Company may at any time and from time to time terminate, suspend, alter or amend this Plan and no Participant or any other person shall have any right, title, interest or claim against the Company, its directors, officers or employees for any amounts, except that Participant shall be vested in his Memorandum Account hereunder as of the date on which the Plan is terminated, suspended, altered or amended and (unless the Company and Participant agree to the contrary) such amount shall (a) continue to fluctuate pursuant to the investment election then in effect and (b) be paid to the Participant or his Beneficiaries at the time and in the manner provided by Article 6 above.

     8.04 Contingency. The Company may apply for private rulings from the United States Department of Labor as to the exemption of the arrangement described herein from the reporting and disclosure requirements of ERISA and from the Internal Revenue Service as to the deductibility from taxable income of benefits paid hereunder or the exclusion of amounts deferred hereunder from the taxable income of Participant until paid. If the Company applies for a private letter ruling from the Department of Labor or Internal Revenue Service and does not receive a satisfactory reply thereto, the Company may deem this Plan terminated, in which event, the parties shall treat all amounts deferred hereunder as immediately payable to the Participants and all parties’ rights and obligations hereunder shall thereupon cease.

     8.05 Notice. Any and all notices, designations or reports provided for herein shall be in writing and delivered personally or by registered or certified

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mail, return receipt requested, addressed, in the case of the Company, its Board of Directors or Administrator, to the Company’s principal business office and, in the case of a Participant or Beneficiary, to his home address as shown on the records of the Company.

     8.06 Limitation on Liability. In no event shall the Company, Employer, Administrator or any Employee, officer or director of the Company incur any liability for any act or failure to act unless such act or failure to act constitutes a lack of good faith, willful misconduct or gross negligence with respect to the Plan.

     8.07 Indemnification. The Company shall indemnify the Administrator and any Employee, officer or director of the Company against all liabilities arising by reason of any act or failure to act unless such act or failure to act is due to such person’s own gross negligence, willful misconduct or lack of good faith in the performance of his duties to the Plan or trust. Such indemnification shall include, but not be limited to, expenses reasonably incurred in the defense of any claim, including attorney and legal fees, and amounts paid in any settlement or compromise; provided, however, that indemnification shall not occur to the extent that it is not permitted by applicable law. Indemnification shall not be deemed the exclusive remedy of any person entitled to indemnification pursuant to this section. The indemnification provided hereunder shall continue as to a person who has ceased acting as a director, officer, member, agent or Employee of the Administrator or as an officer, director or Employee of the Company, and such person’s rights shall inure to the benefit of his heirs and representatives.

     8.08 Headings. All articles and section headings in this Plan are intended merely for convenience and shall in no way be deemed to modify or supplement the actual terms and provisions stated thereunder.

     8.09 Severability. Any provision of this Plan prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof. The illegal or invalid provisions shall be fully severable and this Plan shall be construed and enforced as if the illegal or invalid provisions had never been inserted in this Plan.

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ARTICLE 9

Merger of First Financial Corporation
Deferred Compensation Plan

     9.01 Introduction. The Company acquired First Financial Corporation effective October 29, 1997. The Company continued to maintain the First Financial Corporation Deferred Compensation Plan and Trust (the “First Financial Plan”) following the acquisition. Deferrals to the First Financial Plan were discontinued after the merger, and participants’ accounts were frozen (the First Financial Frozen Accounts). The former plan document for the First Financial Plan is attached to this Plan as an appendix.

     9.02 Merger. The First Financial Plan was merged into this Plan effective January 1, 2001, and the First Financial Frozen Accounts were transferred to this Plan as of the effective date of the merger. As soon as administratively practicable following the adoption of this restated Plan, the assets subject to Section VII of the document governing the First Financial Corporation Deferred Compensation Plan and Trust will be transferred to the Associated Banc-Corp Deferred Compensation Trust.

     9.03 Investment. Effective January 1, 2001, Participants with First Financial Frozen Accounts may direct investment of those accounts in accordance with Section 5.03 of this Plan.

     9.04 Beneficiary Designations. Participants with First Financial Frozen Accounts may file new Beneficiary Designations for those accounts by completing and filing forms provided by the Administrator for this purpose.

     9.05 Distributions. Distributions from the First Financial Frozen Accounts will be governed by Sections VI, IX, X and XI of the First Financial Plan document and the distribution elections for the First Financial Frozen Accounts previously made by Participants. The functions of the “Compensation Committee” with regard to distributions as described by the First Financial Plan shall be performed by the Administrator of this Plan. The merger of the First Financial Plan into this Plan shall not be construed to give the Participants an opportunity to change their distribution elections for the First Financial Frozen Accounts.

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ASSOCIATED BANC-CORP
DEFERRED COMPENSATION PLAN

     IN WITNESS WHEREOF, the Company, by its duly appointed officer, has caused this restatement of the Plan to be executed on this                      day of                                         , 2001.

ASSOCIATED BANC-CORP

By:

Title:

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